Exhibit 99.2

americold

REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

First Quarter 2024

Financial Supplement	First Quarter 2024

Financial Supplement	First Quarter 2024

Corporate Profile
We are a global leader in temperature-controlled storage, logistics, real estate and value added services, and are focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of March 31, 2024, we operated a global network of 241 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 196 warehouses in North America, 25 in Europe, 18 warehouses in Asia-Pacific, and 2 warehouses in South America. In addition, we hold two minority interests in joint ventures, one with SuperFrio, which owns or operates 35 temperature-controlled warehouses in Brazil, and one with the RSA JV, which owns 2 temperature-controlled warehouses in United Arab Emirates.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Director
E. Jay Wells: Chief Financial Officer and Executive Vice President
Robert S. Chambers: President, Americas
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
Nathan H. Harwell: Chief Legal Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
Michael P. Spires: Chief Information Officer and Executive Vice President
M. Bryan Verbarendse: Chief Operating Officer - North America and Executive Vice President
Richard C. Winnall: President, International
Robert E. Harris Jr.: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	First Quarter 2024

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Brendan Lynch	212-526-9428	brendan.lynch@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Scotiabank	Greg McGinniss	212-225-6906	greg.mcginniss@scotiabank.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wells Fargo Securities	Blaine Heck	410-662-2556	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Trend)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	First Quarter 2024
AMERICOLD ANNOUNCES FIRST QUARTER 2024 RESULTS
Achieves Double Digit Services Margins and Raises Annual Guidance

Fully Recovered Workforce Exceeds Pre-Covid Productivity

Atlanta, GA, May 9, 2024 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics, real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the first quarter ended March 31, 2024.

George Chappelle, Chief Executive Officer of Americold Realty Trust, stated, “We are pleased with our first quarter where we delivered exceptional operational results and continued to execute on our core priorities. We produced double digit growth in total NOI which resulted in a year-over-year increase in AFFO per share of over 28%. This performance was primarily driven by our Global Warehouse same store pool, which generated NOI growth of 10.1%, on a constant currency basis. Our strong same-store pool results were due to significant improvements in our Services Margins, where we delivered record first quarter margins of 10.7%, on a constant currency basis. Our laser focus on our four core priorities; Customer Service, Labor Management, Pricing, and Development, is the catalyst which allowed us to achieve these profitable results, which we expect to be sustainable across our platform over the long term.”

“Our significant investments in our ERP infrastructure are showing early positive returns, resulting in improved revenue recognition and better variable cost management, and are delivering sustainable returns in line with our previously disclosed expectations. Additionally, our collaborations with CPKC and DP World continue to fuel our development pipeline for future profitable growth as we broke ground this quarter on our inaugural facility on CPKC’s intermodal terminal in Kansas City, and have entered Phase 3 of our expansion project in Dubai with our JV partner RSA Global. Lastly, we are pleased to announce a new conventional expansion project in Sydney, Australia, anchored by one of the country’s largest grocers, for a total investment of approximately $36 million US dollars.”
First Quarter 2024 Highlights
•Total revenue of $665.0 million, a 1.7% change from $676.5 million in Q1 2023..
•Total NOI increased 12.4% to $210.8 million from $187.6 million in Q1 2023.
•Net income of $9.8 million, or $0.03 per diluted common share.
•Core FFO of $77.3 million, or $0.27 per diluted common share.
•AFFO of $104.9 million, or $0.37 per diluted common share.
•Global Warehouse segment same store revenue decreased 0.7% on an actual basis, or increased 0.8% on a constant currency basis. Global Warehouse segment same store NOI increased 8.6%, or 10.1% on a constant currency basis.
•Broke ground on two developments in Kansas City, Missouri, and Dubai with our two strategic partners, CPKC and DP World.
•Announced expansion project in Sydney, Australia, for $36 million, anchored by one of the country’s largest grocers. This expansion consists of 2.8 million cubic feet and 13,000 pallet positions.

Financial Supplement	First Quarter 2024
2024 Outlook
The table below includes the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of
	May 9, 2024	February 22, 2024
Warehouse segment same store revenue growth (constant currency)	2.5% - 5.5%	2.5% - 5.5%
Warehouse segment same store NOI growth (constant currency)	700 - 750 bps higher than associated revenue	400 - 450 bps higher than associated revenue
Warehouse segment non-same store NOI	$(7)M - $1M	$(3)M - $9M
Transportation and Managed segment NOI	$42M - $47M	$45M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $23M - $25M and $5M - $7M of Orion amortization)	$247M - $261M	$247M - $261M
Interest expense	$135M - $143M	$141M - $149M
Current income tax expense	$9M - $12M	$9M - $12M
Deferred income tax benefit	$6M - $8M	$6M - $8M
Non real estate depreciation and amortization expense	$109M - $117M	$112M - $118M
Total maintenance capital expenditures	$80M - $90M	$80M - $90M
Development starts (1)	$200M - $300M	$200M - $300M
AFFO per share	$1.38 - $1.46	$1.32 - $1.42
Assumed FX rates	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1925 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0012 USD 1 AUS = 0.6615 USD 1 BRL = 0.2016 USD 1 CAD = 0.7438 USD 1 EUR = 1.0914 USD 1 GBP = 1.2662 USD 1 NZD = 0.6168 USD 1 PLN = 0.2520 USD

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, May 9, 2024 at 5:00 p.m. Eastern Time to discuss its first quarter 2024 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#13743082. The telephone replay will be available starting shortly after the call until May 23, 2024.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.
During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

Financial Supplement	First Quarter 2024
First Quarter 2024 Total Company Financial Results
Total revenue for the first quarter of 2024 was $665.0 million, a 1.7% change from the $676.5 million from the same quarter of the prior year, which was the result of changes in our Transportation and Third-party managed segments, partially offset by growth within our Global Warehouse segment. The growth within our Global Warehouse segment was driven by incremental revenue from recently completed expansion and development projects, our pricing initiatives and rate escalations.
Total NOI for the first quarter of 2024 was $210.8 million, an increase of 12.4% from the same quarter of the prior year. This increase is a result of strong variable cost control driving higher warehouse services margins.
For the first quarter of 2024, the Company reported net income of $9.8 million, or $0.03 earnings per diluted share, compared to net loss of $2.6 million, or $0.01 loss per diluted share, for the comparable quarter of the prior year.
Core EBITDA was $155.8 million for the first quarter of 2024, compared to $133.1 million for the comparable quarter of the prior year. This reflects a 17.1% increase over prior year on an actual basis, and 18.9% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above.
For the first quarter of 2024, Core FFO was $77.3 million, or $0.27 per diluted share, compared to $60.8 million, or $0.22 per diluted share, for the first quarter of 2023.
For the first quarter of 2024, AFFO was $104.9 million, or $0.37 per diluted share, compared to $79.9 million, or $0.29 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
First Quarter 2024 Global Warehouse Segment Results
The following table presents revenues, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three months and year ended March 31, 2024. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

Financial Supplement	First Quarter 2024

	Three Months Ended March 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	236		238	n/a	n/a

Rent and storage	$269,424	$274,666	$271,407	(0.7)%	1.2%
Warehouse services	328,286	332,428	323,645	1.4%	2.7%
Total revenue	$597,710	$607,094	$595,052	0.4%	2.0%
Global Warehouse contribution (NOI)	$197,131	$199,991	$174,827	12.8%	14.4%
Global Warehouse margin	33.0%	32.9%	29.4%	360 bps	356 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,393	n/a	4,553	(3.5)%	n/a
Average physical occupied pallets	3,810	n/a	4,190	(9.1)%	n/a
Average physical pallet positions	5,531	n/a	5,417	2.1%	n/a
Economic occupancy percentage	79.4%	n/a	84.0%	-462 bps	n/a
Physical occupancy percentage	68.9%	n/a	77.3%	-846 bps	n/a
Total rent and storage revenue per average economic occupied pallet	$61.33	$62.52	$59.62	2.9%	4.9%
Total rent and storage revenue per average physical occupied pallet	$70.71	$72.09	$64.77	9.2%	11.3%
Global Warehouse services metrics:
Throughput pallets	9,050	n/a	9,653	(6.2)%	n/a
Total warehouse services revenue per throughput pallet	$36.27	$36.73	$33.53	8.2%	9.6%

SAME STORE WAREHOUSE
Number of same store warehouses	226		226	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$256,295	$261,450	$264,050	(2.9)%	(1.0)%
Warehouse services	320,416	324,447	316,978	1.1%	2.4%
Total same store revenue	$576,711	$585,897	$581,028	(0.7)%	0.8%
Global Warehouse same store contribution (NOI)	$200,582	$203,386	$184,717	8.6%	10.1%
Global Warehouse same store margin	34.8%	34.7%	31.8%	299 bps	292 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,242	n/a	4,453	(4.7)%	n/a
Average physical occupied pallets	3,683	n/a	4,107	(10.3)%	n/a
Average physical pallet positions	5,246	n/a	5,277	(0.6)%	n/a
Economic occupancy percentage	80.9%	n/a	84.4%	-352 bps	n/a
Physical occupancy percentage	70.2%	n/a	77.8%	-762 bps	n/a
Same store rent and storage revenue per average economic occupied pallet	$60.42	$61.63	$59.30	1.9%	3.9%
Same store rent and storage revenue per average physical occupied pallet	$69.59	$70.99	$64.29	8.2%	10.4%
Global Warehouse same store services metrics:
Throughput pallets	8,682	n/a	9,396	(7.6)%	n/a
Same store warehouse services revenue per throughput pallet	$36.91	$37.37	$33.74	9.4%	10.8%

Financial Supplement	First Quarter 2024

	Three Months Ended March 31,			Change
Dollars and units in thousands, except per pallet data	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	10		12	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$13,129	$13,216	$7,357	n/r	n/r
Warehouse services	7,870	7,981	6,667	n/r	n/r
Total non-same store revenue	$20,999	$21,197	$14,024	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$(3,451)	$(3,395)	$(9,890)	n/r	n/r
Global Warehouse non-same store margin	(16.4)%	(16.0)%	(70.5)%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	151	n/a	100	n/r	n/a
Average physical occupied pallets	127	n/a	83	n/r	n/a
Average physical pallet positions	285	n/a	140	n/r	n/a
Economic occupancy percentage	53.0%	n/a	71.4%	n/r	n/a
Physical occupancy percentage	44.6%	n/a	59.3%	n/r	n/a
Non-same store rent and storage revenue per average economic occupied pallet	$86.95	$87.52	$73.57	n/r	n/r
Non-same store rent and storage revenue per average physical occupied pallet	$103.38	$104.06	$88.64	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	368	n/a	257	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$21.39	$21.69	$25.94	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

For the first quarter of 2024, Global Warehouse segment revenue was $597.7 million, an increase of $2.7 million, or 0.4%, compared to $595.1 million for the first quarter of 2023. This growth was principally driven by recently completed development projects and acquisitions, and our pricing initiatives and rate escalations. This was partially offset by lower occupancy and throughput pallets due to consumer buying habits and the unfavorable impact of foreign currency translation.
Global Warehouse segment contribution (NOI) was $197.1 million for the first quarter of 2024 as compared to $174.8 million for the first quarter of 2023, an increase of $22.3 million or 12.8%. Global Warehouse segment contribution (NOI) increased due to higher revenue, strong variable cost controls and labor efficiencies. Global Warehouse segment margin was 33.0% for the first quarter of 2024, a 360 basis point increase compared to the same quarter of the prior year, driven by improvement in our warehouse services margin.

Fixed Commitment Rent and Storage Revenue
As of March 31, 2024, $597.9 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $576.8 million at the end of the fourth quarter of 2023 and $480.4 million at the end of the first quarter of 2023. We continue to make progress on commercializing business under this type of arrangement. On

Financial Supplement	First Quarter 2024
a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 54.2% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the first quarter of 2024, economic occupancy for the total warehouse segment was 79.4% and warehouse segment same store pool was 80.9%, representing a 1,054 basis point and 1,066 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment decreased 462 basis points, and the warehouse segment same store pool decreased 352 basis points as compared to the first quarter of 2023. The reduction in occupancy reflects the ramp in manufacturer production during the fourth quarter of 2022 as labor improved, which did not recur in 2023.

Real Estate Portfolio
As of March 31, 2024, the Company’s portfolio consists of 241 facilities. The Company ended the first quarter of 2024 with 236 facilities in its Global Warehouse segment portfolio and five facilities in its Third-party managed segment. The same store population consists of 226 facilities for the quarter ended March 31, 2024. The remaining 10 non-same store population consists of: five sites in the expansion and development phase, two facilities that we purchased in 2023, one facility requiring capital investment in anticipation of repurposing, one leased facility expiring during the second quarter of 2024 which has already ramped down operations, and one site in which we have ceased operations and intend to lease to a third party.

Balance Sheet Activity and Liquidity
As of March 31, 2024, the Company had total liquidity of approximately $732.5 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.2 billion (inclusive of $235.2 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 93% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 5.4x. The Company’s total debt outstanding includes $3.0 billion of unsecured debt, which excludes sale-leaseback and financing lease obligations. The Company’s real estate debt has a remaining weighted average term of 4.9 years and carries a weighted average contractual interest rate of 3.9%. As of March 31, 2024, 86% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.

Dividend
On March 7, 2024, the Company’s Board of Directors declared a dividend of $0.22 per share for the first quarter of 2024, which was paid on April 15, 2024 to common stockholders of record as of March 28, 2024.

About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 241 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Financial Supplement	First Quarter 2024
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, Core FFO, AFFO, Core EBITDA; same store segment revenue, contribution (NOI), and margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included in our quarterly financial supplement, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this press release has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this press release may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions; risks related to rising construction costs; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or failure to realize the intended benefits from our recent acquisitions; difficulties in expanding our operations into new markets; uncertainties and risks related to public health crises; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes, and those related to the cyber matter which occurred on April 26, 2023; risks related to implementation of the new ERP system, defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including our JV investments; risks related to natural disasters; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing on attractive terms, or at all; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the potential dilutive effect of our common stock offerings, including our ongoing at the market program; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.

Financial Supplement	First Quarter 2024
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements may contain such words. Examples of forward-looking statements included in this press release include those regarding our 2024 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future except to the extent required by law.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	First Quarter 2024

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Fully diluted common stock outstanding at quarter end(1)	286,350	285,771	285,869	272,479	272,522
Common stock share price at quarter end	$24.92	$30.27	$30.41	$32.30	$28.45
Market value of common equity	$7,135,842	$8,650,288	$8,693,276	$8,801,072	$7,753,251

Gross debt (2)	$3,280,056	$3,262,970	$3,165,843	$3,568,567	$3,450,715
Less: cash and cash equivalents	59,204	60,392	53,831	48,873	47,222
Net debt	$3,220,852	$3,202,578	$3,112,012	$3,519,694	$3,403,493

Total enterprise value	$10,356,694	$11,852,866	$11,805,288	$12,320,766	$11,156,744
Net debt / total enterprise value	31.1%	27.0%	26.4%	28.6%	30.5%
Net debt to pro forma Core EBITDA(2)	5.40x	5.58x	5.68x	6.59x	6.54x

	Three Months Ended
Selected Operational Data:	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Warehouse segment revenue	$597,710	$612,262	$602,605	$581,170	$595,052
Total revenue	664,980	679,291	667,939	649,610	676,489
Operating income (loss)	41,831	(194,321)	33,000	20,667	32,349
Net income (loss) from continuing operations	9,802	(226,800)	(2,299)	(96,527)	(190)
Net income (loss)	9,802	(226,800)	(2,096)	(104,802)	(2,571)
Total warehouse segment contribution (NOI) (3)	197,131	197,102	177,832	172,842	174,827
Total segment contribution (NOI) (3)	210,836	209,835	189,120	184,051	187,566

Selected Other Data:
Core EBITDA (4)	$155,844	$160,270	$144,047	$134,687	$133,076
Core funds from operations (FFO) (1)(4)	77,316	84,764	69,587	62,497	60,846
Adjusted funds from operations (AFFO) (1)(4)	104,913	108,017	88,162	75,557	79,889

Net income (loss) per share - basic	$0.03	$(0.80)	$(0.01)	$(0.39)	$(0.01)
Net income (loss) per share - diluted	$0.03	$(0.80)	$(0.01)	$(0.39)	$(0.01)
Core FFO per diluted share (4)	$0.27	$0.30	$0.25	$0.23	$0.22
AFFO per diluted share (4)	$0.37	$0.38	$0.32	$0.28	$0.29
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	59.5%	57.9%	68.8%	78.6%	75.9%

Portfolio Statistics:
Total global warehouses	241	245	243	242	243
Average economic occupancy	79.4%	82.7%	83.0%	84.4%	84.0%
Average physical occupancy	68.9%	73.6%	74.7%	77.2%	77.3%
Total global same-store warehouses	226	219	219	220	221

Financial Supplement	First Quarter 2024

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	03/31/2024	12/31/2023
Total debt	$3,270,148	$3,252,392
Deferred financing costs	9,908	10,578
Gross debt	$3,280,056	$3,262,970
Adjustments:
Less: cash, cash equivalents and restricted cash	59,204	60,392
Net debt	$3,220,852	$3,202,578
Core EBITDA - last twelve months	$594,848	$572,080
Net Core EBITDA from acquisitions, dispositions and lease exits (a)	1,093	2,069
Pro forma Core EBITDA - last twelve months	$595,941	$574,149
Net debt to pro forma Core EBITDA	5.40x	5.58x
(a) As of March 31, 2024, amount includes six months of Core EBITDA from the Safeway acquisition prior to Americold’s ownership as well as the facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Warehouse segment contribution (NOI)	$197,131	$197,102	$177,832	$172,842	$174,827
Transportation segment contribution (NOI)	11,522	10,912	9,659	9,809	11,660
Third-party managed segment contribution (NOI)	2,183	1,821	1,629	1,400	1,079
Total segment contribution (NOI)	$210,836	$209,835	$189,120	$184,051	$187,566
Depreciation and amortization expense	(92,095)	(94,099)	(89,728)	(84,892)	(85,024)
Selling, general and administrative expense	(65,426)	(57,763)	(52,383)	(53,785)	(62,855)
Acquisition, cyber incident and other expense, net	(14,998)	(15,774)	(13,931)	(27,235)	(7,147)
Gain (loss) from sale of real estate	3,514	(5)	(78)	2,528	(191)
Impairment of indefinite and long-lived assets	—	(236,515)	—	—	—
U.S. GAAP operating income (loss)	$41,831	($194,321)	$33,000	$20,667	$32,349

(4) See “Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA” pages 17-19

(5) Distributions per common share	Three Months Ended
	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Distributions declared on common stock during the quarter	$62,743	$62,645	$62,868	$59,921	$59,932
Common stock outstanding at quarter end	284,034	283,699	283,517	270,186	270,096
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common stock divided by AFFO per weighted average diluted share

Financial Supplement	First Quarter 2024

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	March 31, 2024	December 31, 2023
Assets
Property, buildings, and equipment:
Land	$813,243	$820,831
Buildings and improvements	4,444,068	4,464,359
Machinery and equipment	1,568,141	1,565,431
Assets under construction	476,421	452,312
	7,301,873	7,302,933
Accumulated depreciation	(2,259,390)	(2,196,196)
Property, buildings, and equipment – net	5,042,483	5,106,737

Operating leases - net	238,065	247,302
Financing leases - net	100,997	105,164

Cash, cash equivalents, and restricted cash	59,204	60,392
Accounts receivable – net of allowance of $21,204 and $21,647 at March 31, 2024 and December 31, 2023, respectively	407,427	426,048
Identifiable intangible assets – net	884,521	897,414
Goodwill	790,568	794,004
Investments in and advances to partially owned entities	38,799	38,113
Other assets	226,113	194,078
Total assets	$7,788,177	$7,869,252

Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$455,919	$392,156
Accounts payable and accrued expenses	513,820	568,764
Senior unsecured notes and term loans – net of deferred financing costs of $9,908 and $10,578, in the aggregate, at March 31, 2024 and December 31, 2023, respectively	2,578,992	2,601,122
Sale-leaseback financing obligations	143,825	161,937
Financing lease obligations	91,412	97,177
Operating lease obligations	231,921	240,251
Unearned revenue	29,089	28,379
Deferred tax liability - net	134,142	135,797
Other liabilities	7,653	9,082
Total liabilities	4,186,773	4,234,665

Equity
Stockholders' equity
Common stock, $0.01 par value per share – 500,000,000 authorized shares; 284,034,111 and 283,699,120 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2,840	2,837
Paid-in capital	5,631,968	5,625,907
Accumulated deficit and distributions in excess of net earnings	(2,048,978)	(1,995,975)
Accumulated other comprehensive loss	(4,534)	(16,640)
Total stockholders’ equity	3,581,296	3,616,129
Noncontrolling interests:
Noncontrolling interests in operating partnership	20,108	18,458
Total equity	3,601,404	3,634,587

Total liabilities and equity	$7,788,177	$7,869,252

Financial Supplement	First Quarter 2024

Americold Realty Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended March 31,
	2024	2023
Revenues:
Rent, storage, and warehouse services	$597,710	$595,052
Transportation services	56,853	68,078
Third-party managed services	10,417	13,359
Total revenues	664,980	676,489
Operating expenses:
Rent, storage, and warehouse services cost of operations	400,579	420,225
Transportation services cost of operations	45,331	56,418
Third-party managed services cost of operations	8,234	12,280
Depreciation and amortization	92,095	85,024
Selling, general, and administrative	65,426	62,855
Acquisition, cyber incident, and other, net	14,998	7,147
(Gain) loss on sale of real estate	(3,514)	191
Total operating expenses	623,149	644,140

Operating income	41,831	32,349

Other income (expense)
Interest expense	(33,430)	(34,423)
Loss on debt extinguishment and termination of derivative instruments	(5,182)	(545)
Loss from investments in partially owned entities	(949)	(648)
Other, net	9,526	1,433
Income (loss) from continuing operations before income taxes	11,796	(1,834)

Income tax benefit (expense)
Current	(1,375)	(1,977)
Deferred	(619)	3,621
Income tax (expense) benefit	(1,994)	1,644

Net income (loss)
Income (loss) from continuing operations	9,802	(190)
Loss from discontinued operations, net of tax	—	(2,381)
Net income (loss)	$9,802	$(2,571)
Net income (loss) attributable to noncontrolling interests	62	(9)
Net income (loss) attributable to Americold Realty Trust, Inc.	$9,740	$(2,562)

Weighted average common stock outstanding – basic	284,644	270,230
Weighted average common stock outstanding – diluted	284,878	270,230

Net income per common share from continuing operations - basic	$0.03	$—
Net loss per common share from discontinued operations - basic	—	(0.01)
Basic income (loss) income per share	$0.03	$(0.01)

Net income per common share from continuing operations - diluted	$0.03	$—
Net loss per common share from discontinued operations - diluted	—	(0.01)
Diluted income (loss) income per share	$0.03	$(0.01)

Financial Supplement	First Quarter 2024

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and Adjusted FFO
(In thousands, except per share amounts)
	Three Months Ended
	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Net income (loss)	$9,802	$(226,800)	$(2,096)	$(104,802)	$(2,571)
Adjustments:
Real estate related depreciation	56,275	57,183	56,373	54,740	54,541
(Gain) loss on sale of real estate	(3,514)	5	78	(2,528)	191
Net loss (gain) on asset disposals	40	260	(25)	—	—
Our share of reconciling items related to partially owned entities	148	280	290	232	903
NAREIT FFO	$62,751	$(169,072)	$54,620	$(52,358)	$53,064
Adjustments:
Net (gain) loss on sale of non-real estate assets	(20)	3,312	(296)	289	420
Acquisition, cyber incident and other, net	14,998	15,774	13,931	27,235	7,147
Goodwill impairment	—	236,515	—	—	—
Loss on debt extinguishment and termination of derivative instruments	5,182	627	683	627	545
Foreign currency exchange loss (gain)	373	(28)	705	212	(458)
Gain on legal settlement related to prior period operations	(6,104)	(2,180)	—	—	—
Our share of reconciling items related to partially owned entities	136	(184)	147	(27)	128
(Gain) loss from discontinued operations, net of tax	—	—	(203)	8,275	—
Impairment of related party receivable	—	—	—	21,972	—
Loss on put option	—	—	—	56,576	—
Gain on sale of LATAM JV	—	—	—	(304)	—
Core FFO	$77,316	$84,764	$69,587	$62,497	$60,846
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,289	1,290	1,286	1,279	1,240
Amortization of below/above market leases	368	360	369	375	402
Straight-line rental revenue adjustment	589	597	544	361	(491)
Deferred income tax expense (benefit)	619	(3,228)	(2,473)	(1,459)	(3,621)
Stock-based compensation expense	6,619	5,780	6,203	4,639	6,970
Non-real estate depreciation and amortization	35,820	36,916	33,355	30,152	30,483
Maintenance capital expenditures	(17,933)	(18,670)	(20,907)	(22,590)	(16,244)
Our share of reconciling items related to partially owned entities	226	208	198	303	304
Adjusted FFO	$104,913	$108,017	$88,162	$75,557	$79,889

Financial Supplement	First Quarter 2024

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and Adjusted FFO (continued)
(In thousands except per share amounts)
	Three Months Ended
	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23

NAREIT FFO	$62,751	$(169,072)	$54,620	$(52,358)	$53,064
Core FFO	$77,316	$84,764	$69,587	$62,497	$60,846
Adjusted FFO	$104,913	$108,017	$88,162	$75,557	$79,889

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	284,644	284,263	278,137	270,462	270,230
Dilutive stock options and unvested restricted stock units	234	502	519	695	778
Weighted average dilutive shares	284,878	284,765	278,656	271,157	271,008

NAREIT FFO - basic per share	$0.22	$(0.59)	$0.20	$(0.19)	$0.20
NAREIT FFO - diluted per share	$0.22	$(0.59)	$0.20	$(0.19)	$0.20

Core FFO - basic per share	$0.27	$0.30	$0.25	$0.23	$0.23
Core FFO - diluted per share	$0.27	$0.30	$0.25	$0.23	$0.22

Adjusted FFO - basic per share	$0.37	$0.38	$0.32	$0.28	$0.30
Adjusted FFO - diluted per share	$0.37	$0.38	$0.32	$0.28	$0.29
(a)Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	First Quarter 2024

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Trailing Twelve Months Ended
	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23	Q1 24
Net income (loss)	$9,802	$(226,800)	$(2,096)	$(104,802)	$(2,571)	$(323,896)
Adjustments:
Depreciation and amortization	92,095	94,099	89,728	84,892	85,024	360,814
Interest expense	33,430	33,681	35,572	36,431	34,423	139,114
Income tax expense (benefit)	1,994	(601)	(492)	464	(1,644)	1,365
(Gain) loss on sale of real estate	(3,514)	5	78	(2,528)	191	(5,959)
Adjustment to reflect share of EBITDAre of partially owned entities	1,470	1,533	1,495	3,085	2,883	7,583
NAREIT EBITDAre	$135,277	$(98,083)	$124,285	$17,542	$118,306	$179,021
Adjustments:
Acquisition, cyber incident and other, net	14,998	15,774	13,931	27,235	7,147	71,938
Loss (gain) from investments in partially owned entities	949	(174)	259	709	3,029	1,743
Impairment of indefinite and long-lived assets	—	236,515	—	—	—	236,515
Foreign currency exchange loss (gain)	373	(28)	705	212	(458)	1,262
Stock-based compensation expense	6,619	5,780	6,203	4,639	6,970	23,241
Loss on debt extinguishment and termination of derivative instruments	5,182	627	683	627	545	7,119
Gain (loss) on real estate and other asset disposals	20	3,572	(321)	289	420	3,560
Gain on legal settlement related to prior period operations	(6,104)	(2,180)	—	—	—	(8,284)
Reduction in EBITDAre from partially owned entities	(1,470)	(1,533)	(1,495)	(3,085)	(2,883)	(7,583)
Gain from sale of partially owned entities	—	—	—	(304)	—	(304)
(Gain) loss from discontinued operations, net of tax	—	—	(203)	8,275	—	8,072
Impairment of related party receivable	—	—	—	21,972	—	21,972
Loss on put option	—	—	—	56,576	—	56,576
Core EBITDA	$155,844	$160,270	$144,047	$134,687	$133,076	$594,848

Financial Supplement	First Quarter 2024

Acquisition, cyber incident and other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Annual Report on Form 10-K.

In addition to the costs recorded to Acquisition, cyber incident and other disclosed in the table below, the Company has invested $59.4 million as of March 31, 2024 and $11.7 million as of March 31, 2023 since the inception of Project Orion which is included in “Other Assets” on the condensed consolidated balance sheet.

	Three Months Ended March 31,
Acquisition, cyber incident and other, net	2024	2023
Project Orion expenses	7,814	1,946
Severance costs	3,834	3,415
Cyber incident related costs, net of insurance recoveries	2,715	—
Acquisition and integration related costs	1,006	1,786
Litigation	(371)	—
Total Acquisition, cyber incident and other, net	$14,998	$7,147

Financial Supplement	First Quarter 2024

Debt Detail and Maturities
(In thousands)
	As of March 31, 2024
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$35M(5)	25,851	CDOR 0.8%	6.7%	08/2027
Senior Unsecured Revolving Credit Facility - £78M(5)	98,459	SONIA 0.8%	6.6%	08/2027
Senior Unsecured Revolving Credit Facility - USD(5)	104,000	SOFR 0.8%	6.8%	08/2027
Senior Unsecured Revolving Credit Facility - A$197M(5)	128,464	BBSW 0.8%	5.7%	08/2027
Senior Unsecured Revolving Credit Facility - €68M(5)	72,833	EURIBOR 0.8%	5.2%	08/2027
Senior Unsecured Revolving Credit Facility - NZD44M(5)	26,312	BKBM 0.8%	7.0%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD	375,000	SOFR 0.9%	4.6%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	184,650	CDOR 0.9%	4.8%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR 0.9%	4.3%	01/2028
Series A notes - USD	200,000	4.7%	4.7%	01/2026
Series B notes - USD	400,000	4.9%	4.9%	01/2029
Series C notes - USD	350,000	4.1%	4.2%	01/2030
Series D notes - €400M	431,600	1.6%	1.7%	01/2031
Series E notes - €350M	377,650	1.7%	1.7%	01/2033
Total Unsecured Debt	$3,044,819	3.9%	4.0%	4.9 years

Sale-leaseback financing obligations	143,825	11.3%
Financing lease obligations	91,412	4.0%
Total Debt Outstanding	$3,280,056	4.2%

Less: unamortized deferred financing costs	(9,908)
Total Book Value of Debt	$3,270,148

Rate Type		% of Total
Fixed	$2,824,137	86%
Variable-unhedged	455,919	14%
Total Debt Outstanding	$3,280,056	100%

Debt Type		% of Total
Unsecured	$3,044,819	93%
Secured	235,237	7%
Total Debt Outstanding	$3,280,056	100%
(1)Interest rates as of March 31, 2024. At March 31, 2024, the Adjusted SOFR rate on our Senior Unsecured Revolving Credit Facility was 5.3%, the one-month CDOR rate was 5.3%, the one-month EURIBOR rate was 3.8%, the one-month SONIA rate was 5.2%, the one-month BBSW rate was 4.4%, the one-month BKBM rate was 5.6%. The entirety of our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average rate of 4.3%. SOFR includes an adjustment of 0.1%, in addition to the margin. SONIA includes an adjustment of less than 0.1% in addition to our margin.
(2)The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Senior Unsecured Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)The Senior Unsecured Revolving Credit maturity assumes two six-month extension options. The borrowing capacity as of March 31, 2024 is $1.2 billion less $20.8 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.2 billion committed.

Financial Supplement	First Quarter 2024

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended March 31,
	2024	2023
Segment revenues:
Warehouse	597,710	595,052
Transportation	56,853	68,078
Third-party managed	10,417	13,359
Total revenues	664,980	676,489

Segment contribution:
Warehouse	197,131	174,827
Transportation	11,522	11,660
Third-party managed	2,183	1,079
Total segment contribution	210,836	187,566

Reconciling items:
Depreciation and amortization expense	(92,095)	(85,024)
Selling, general, and administrative expense	(65,426)	(62,855)
Acquisition, cyber incident, and other expense, net	(14,998)	(7,147)
Gain (loss) on sale of real estate	3,514	(191)
Interest expense	(33,430)	(34,423)
Other, net	9,526	1,433
Loss on debt extinguishment and termination of derivative instruments	(5,182)	(545)
Loss from investments in partially owned entities	(949)	(648)
Income (loss) from continuing operations before income taxes	$11,796	$(1,834)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	First Quarter 2024

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2021
2022
2023
2024
2021
2022
2023
2024
2021
2022
2023
2024
2021
2022
2023
2024
2021
2022
2023

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of March 31, 2024, we had entered into contracts featuring fixed storage commitments or leases with 300 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	First Quarter 2024
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	53	351.0	24%	1,218	77%	62%	$157.9	$51.4	1,054
Southeast	48	315.6	22%	1,024	77%	65%	109.5	27.7	672
Central	41	268.2	19%	1,087	84%	75%	113.7	44.0	702
West	45	262.3	18%	1,142	82%	71%	104.6	42.6	592
Canada	5	32.6	2%	120	87%	85%	11.5	4.9	75
North America Total	192	1,229.7	86%	4,591	80%	68%	$497.2	$170.6	2,270
Netherlands	6	31.5	2%	112	72%	72%	11.8	2.6	137
United Kingdom	5	39.3	3%	244	81%	74%	12.5	5.4	111
Spain	4	15.2	1%	77	46%	46%	4.4	0.7	265
Portugal	4	11.5	1%	58	60%	60%	2.7	0.4	141
Ireland	3	9.5	1%	59	72%	59%	5.3	1.2	163
Austria	1	4.2	—%	44	67%	67%	5.9	1.5	137
Poland	2	3.5	—%	14	89%	89%	1.8	0.6	50
Europe Total	25	114.7	8%	608	71%	67%	$44.4	$12.4	1,077
Australia	10	59.1	4%	220	84%	78%	44.0	9.9	121
New Zealand	7	20.4	1%	89	93%	78%	9.6	3.4	51
Asia-Pacific Total	17	79.5	6%	309	87%	78%	$53.6	$13.3	172
Argentina	2	9.7	1%	23	72%	72%	2.5	0.8	52
South America Total	2	9.7	1%	23	72%	72%	$2.5	$0.8	52
Warehouse Segment Total / Average	236	1,433.6	100%	5,531	79%	69%	$597.7	$197.1	3,549
Third-Party Managed Portfolio
North America	4	20.2	100%	—	—	—	$4.4	$0.7	4
Asia-Pacific	1	—	—%	—	—	—	6.0	1.5	1
Third-Party Managed Total / Average	5	20.2	100%	—	—	—	$10.4	$2.2	5
Portfolio Total / Average	241	1,453.8	100%	5,531	79%	69%	$608.1	$199.3	3,549
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Three months ended March 31, 2024.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, cyber incident and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of March 31, 2024, we owned 159 of our North American warehouses and 40 of our international warehouses, and we leased 33 of our North American warehouses and four of our international warehouses. As of March 31, 2024, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	First Quarter 2024

Warehouse Segment Cubic Feet by Warehouse Type
(At March 31, 2024)

Facility Leased: 2%
Public Warehouse: 28%
Distribution: 46%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended March 31, 2024)

Poultry: 14%
Retail: 20%
Potatoes: 7%
Pork: 5%
Seafood: 2%
Bakery: 4%
Beef: 6%
Beverage: 1%
Packaged Foods: 18%
Dairy: 9%
Distributors: 3%
Other: 4%
Frozen Produce: 4%
Fresh Produce: 2%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended March 31, 2024)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 50%
Production Advantaged: 24%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended March 31, 2024)

Facility Leased: 1%
Public Warehouse: 28%
Distribution: 42%
Production Advantaged: 29%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: March 31, 2024 LTM Revenue and NOI pro forma 2023 acquisitions.
March 31, 2024 warehouse segment cubic feet includes all 2023 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	First Quarter 2024

Fixed Commitment and Lease Maturity Schedules

The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of March 31, 2024. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the three months ended March 31, 2024	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the three months ended March 31, 2024(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	120	$61,691	5.5%	$143,304	$61,191
2024	174	138,889	12.6%	328,444	136,005
2025	111	117,433	10.6%	234,975	119,651
2026	66	127,450	11.6%	244,382	130,115
2027	24	17,745	1.6%	43,315	19,333
2028	19	26,046	2.4%	75,242	28,433
2029+	24	108,664	9.9%	313,332	122,546
Total	538	$597,918	54.2%	$1,382,994	$617,274
____________________
Note: March 31, 2024 LTM total revenue and rent and storage revenue pro forma 2023 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of March 31, 2024, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended March 31, 2024, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of March 31, 2024 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	First Quarter 2024

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of March 31, 2024. These leases had a weighted average remaining term of 47 months as of March 31, 2024.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the three months ended March 31, 2024		Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	6	$365	—%		54	1.5%	$365
2024	35	9,343	0.8%		864	24.0%	8,254
2025	20	8,931	0.8%		599	16.6%	9,321
2026	11	5,949	0.5%		477	13.2%	6,171
2027	7	3,290	0.3%		228	6.3%	3,778
2028	10	7,150	0.6%		694	19.3%	7,512
2029+	8	13,424	1.2%		688	19.1%	17,539
Total	97	48,452	4.2%	—	3,604	100%	52,940
____________________
Note: March 31, 2024 LTM rent and storage revenue pro forma 2023 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of March 31, 2024, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	First Quarter 2024

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per cubic foot amounts)
Real estate	$16,335	$14,899
Personal property	846	325
Information technology	752	1,020
Maintenance capital expenditures(1)	$17,933	$16,244

Maintenance capital expenditures per cubic foot	$0.012	$0.011
(1) Excludes a nominal amount and $2.2 million of deferred acquisition maintenance capital expenditures incurred for three months ended March 31, 2024 and 2023, respectively.

Repair and Maintenance Expenses

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per cubic foot amounts)
Real estate	$14,588	$9,702
Personal property	16,304	20,972
Repair and maintenance expenses	$30,892	$30,674

Repair and maintenance expenses per cubic foot	$0.021	$0.020

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Expansion and development initiatives(2)	29,952	37,409
Information technology	980	1,687
Growth and expansion capital expenditures	$30,932	$39,096
(2)We capitalized interest, insurance, compensation and travel expense of employees incurring direct and incremental costs to the development of $8.3 million and $5.3 million for the three months ended March 31, 2024 and 2023, respectively.

Financial Supplement	First Quarter 2024

TOTAL GLOBAL WAREHOUSE SEGMENT FINANCIAL AND OPERATING PERFORMANCE
Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended March 31, 2024 and 2023.

	Three Months Ended March 31,			Change
	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$269,424	$274,666	$271,407	(0.7)%	1.2%
Warehouse services	328,286	332,428	323,645	1.4%	2.7%
Total warehouse segment revenue	$597,710	$607,094	$595,052	0.4%	2.0%

Power	33,333	34,370	36,048	(7.5)%	(4.7)%
Other facilities costs (2)	65,595	67,043	60,800	7.9%	10.3%
Labor	248,173	251,132	258,541	(4.0)%	(2.9)%
Other services costs (3)	53,478	54,558	64,836	(17.5)%	(15.9)%
Total warehouse segment cost of operations	$400,579	$407,103	$420,225	(4.7)%	(3.1)%
Warehouse segment contribution (NOI)	$197,131	$199,991	$174,827	12.8%	14.4%

Warehouse rent and storage contribution (NOI) (4)	$170,496	$173,253	$174,559	(2.3)%	(0.7)%
Warehouse services contribution (NOI) (5)	$26,635	$26,738	$268	9,838.4%	9,876.9%

Total warehouse segment margin	33.0%	32.9%	29.4%	360 bps	356 bps
Rent and storage margin(6)	63.3%	63.1%	64.3%	-103 bps	-124 bps
Warehouse services margin(7)	8.1%	8.0%	0.1%	803 bps	796 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $9.2 million and $9.4 million for the first quarter 2024 and 2023, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.5 million and $3.6 million for the first quarter of 2024 and 2023, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	First Quarter 2024

Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended March 31, 2024 and 2023.

	Three Months Ended March 31,			Change
	2024 Actual	2024 Constant Currency(1)	2023 Actual	Actual	Constant Currency
Number of same store warehouses	226		226	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$256,295	$261,450	$264,050	(2.9)%	(1.0)%
Warehouse services	320,416	324,447	316,978	1.1%	2.4%
Total same store revenues	$576,711	$585,897	$581,028	(0.7)%	0.8%
Same store cost of operations:
Power	31,225	32,254	34,810	(10.3)%	(7.3)%
Other facilities costs	59,195	60,613	57,270	3.4%	5.8%
Labor	235,560	238,424	246,463	(4.4)%	(3.3)%
Other services costs	50,149	51,220	57,768	(13.2)%	(11.3)%
Total same store cost of operations	$376,129	$382,511	$396,311	(5.1)%	(3.5)%

Same store contribution (NOI)	$200,582	$203,386	$184,717	8.6%	10.1%
Same store rent and storage contribution (NOI)(2)	$165,875	$168,583	$171,970	(3.5)%	(2.0)%
Same store services contribution (NOI)(3)	$34,707	$34,803	$12,747	172.3%	173.0%

Total same store margin	34.8%	34.7%	31.8%	299 bps	292 bps
Same store rent and storage margin(4)	64.7%	64.5%	65.1%	-41 bps	-65 bps
Same store services margin(5)	10.8%	10.7%	4.0%	681 bps	671 bps

Number of non-same store warehouses(6)	10		12	n/a	n/a
Non-same store revenues:
Rent and storage	$13,129	$13,216	$7,357	n/r	n/r
Warehouse services	7,870	7,981	6,667	n/r	n/r
Total non-same store revenues	$20,999	$21,197	$14,024	n/r	n/r
Non-same store cost of operations:
Power	2,108	2,116	1,238	n/r	n/r
Other facilities costs	6,400	6,430	3,530	n/r	n/r
Labor	12,613	12,708	12,078	n/r	n/r
Other services costs	3,329	3,338	7,068	n/r	n/r
Total non-same store cost of operations	$24,450	$24,592	$23,914	n/r	n/r

Non-same store contribution (NOI)	$(3,451)	$(3,395)	$(9,890)	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$4,621	$4,670	$2,589	n/r	n/r
Non-same store services contribution (NOI)(3)	$(8,072)	$(8,065)	$(12,479)	n/r	n/r

Total warehouse segment revenues	$597,710	$607,094	$595,052	0.4%	2.0%
Total warehouse cost of operations	$400,579	$407,103	$420,225	(4.7)%	(3.1)%
Total warehouse segment contribution (NOI)	$197,131	$199,991	$174,827	12.8%	14.4%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)	The non-same store facility count of 10 consists of: five sites in the expansion and development phase, two facilities that we purchased in 2023, one facility that requires capital investment in anticipation of repurposing, one leased facility expiring during the second quarter of 2024 which we have already ramped down operations ahead of expiration, and one site in which we have ceased operations and intend to lease to a third party.

Financial Supplement	First Quarter 2024

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended March 31, 2024 and 2023.

	Three Months Ended March 31,		Change
Units in thousands except per pallet and site data	2024	2023
Number of same store warehouses	226	226	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	4,242	4,453	(4.7)%
Economic occupancy percentage	80.9%	84.4%	-352 bps
Same store rent and storage revenues per average economic occupied pallet	$60.42	$59.30	1.9%
Constant currency same store rent and storage revenue per average economic occupied pallet	$61.63	$59.30	3.9%

Physical occupancy(2)
Average physical occupied pallets	3,683	4,107	(10.3)%
Average physical pallet positions	5,246	5,277	(0.6)%
Physical occupancy percentage	70.2%	77.8%	-762 bps
Same store rent and storage revenues per average physical occupied pallet	$69.59	$64.29	8.2%
Constant currency same store rent and storage revenues per average physical occupied pallet	$70.99	$64.29	10.4%

Same store warehouse services:
Throughput pallets	8,682	9,396	(7.6)%
Same store warehouse services revenues per throughput pallet	$36.91	$33.74	9.4%
Constant currency same store warehouse services revenues per throughput pallet	$37.37	$33.74	10.8%

Number of non-same store warehouses(3)	10	12	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	151	100	n/r
Economic occupancy percentage	53.0%	71.4%	n/r

Physical occupancy(2)
Average physical occupied pallets	127	83	n/r
Average physical pallet positions	285	140	n/r
Physical occupancy percentage	44.6%	59.3%	n/r

Non-same store warehouse services:
Throughput pallets	368	257	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)The non-same store facility count of 10 consists of: five sites in the expansion and development phase, two facilities that we purchased in 2023, one facility that requires capital investment in anticipation of repurposing, one leased facility expiring during the second quarter of 2024 which we have already ramped down operations ahead of expiration, and one site in which we have ceased operations and intend to lease to a third party.

Financial Supplement	First Quarter 2024

2024 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
Number of same store warehouses	226	226	226	226	226
Same store revenues:
Rent and storage	$256,295	$263,932	$266,947	$264,134	$264,050
Warehouse services	320,416	327,606	316,769	299,417	316,978
Total same store revenues	$576,711	$591,538	$583,716	$563,551	$581,028

Same store cost of operations:
Power	31,225	31,529	39,396	34,167	34,810
Other facilities costs	59,195	60,569	57,367	57,190	57,270
Labor	235,560	244,348	247,648	240,574	246,463
Other services costs	50,149	62,731	57,895	55,415	57,768
Total same store cost of operations	$376,129	$399,177	$402,306	$387,346	$396,311

Same store contribution (NOI)	$200,582	$192,361	$181,410	$176,205	$184,717
Same store rent and storage contribution (NOI)(1)	$165,875	$171,834	$170,184	$172,777	$171,970
Same store services contribution (NOI)(2)	$34,707	$20,527	$11,226	$3,428	$12,747

Total same store margin	34.8%	32.5%	31.1%	31.3%	31.8%
Same store rent and storage margin(3)	64.7%	65.1%	63.8%	65.4%	65.1%
Same store services margin(4)	10.8%	6.3%	3.5%	1.1%	4.0%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,242	4,397	4,390	4,468	4,453
Economic occupancy percentage	80.9%	84.0%	83.9%	84.7%	84.4%
Same store rent and storage revenues per economic occupied pallet	$60.42	$60.03	$60.81	$59.12	$59.30

Physical occupancy
Average physical occupied pallets	3,683	3,919	3,966	4,099	4,107
Average physical pallet positions	5,246	5,235	5,235	5,277	5,277
Physical occupancy percentage	70.2%	74.9%	75.8%	77.7%	77.8%
Same store rent and storage revenues per physical occupied pallet	$69.59	$67.34	$67.30	$64.43	$64.29

Same store warehouse services:
Throughput pallets	8,682	9,043	9,106	8,873	9,396
Same store warehouse services revenues per throughput pallet	$36.91	$36.23	$34.79	$33.74	$33.74

Total non-same store results:
Non-same store warehouse revenue	20,999	20,724	18,889	17,619	14,024
Non-same store warehouse cost of operations	24,450	15,984	22,467	20,983	23,914
Non-same store warehouse NOI	(3,451)	4,740	(3,578)	(3,364)	(9,890)

Actual FX rates for the period	Q1 24	Q4 23	Q3 23	Q2 23	Q1 23
1 ARS =	0.001	0.003	0.003	0.004	0.005
1 AUS =	0.658	0.652	0.654	0.672	0.684
1 BRL =	0.202	0.202	0.205	0.206	0.193
1 CAD =	0.742	0.735	0.745	0.753	0.740
1 CLP =	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.086	1.076	1.088	1.084	1.073
1 GBP =	1.268	1.242	1.266	1.264	1.215
1 NZD =	0.613	0.604	0.605	0.614	0.630
1 PLN =	0.251	0.244	0.242	0.243	0.228
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	First Quarter 2024
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects - Non Same Store
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Cost to Complete (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$164	10-12%	Q1 2023	Q3 2025
Gateway, GA Phase 2	Expansion	Distribution (A)	Multi-tenant	6.3	24	$39	10-12%	Q2 2023	Q1 2025
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$90	10-12%	Q3 2023	Q4 2024
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$64	10-12%	Q3 2023	Q1 2025
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$161	10-12%	Q4 2023	Q4 2025
(1)Cost to complete represents total costs incurred through the completion date. These amounts exclude additional costs incurred to reach stabilization, which do not materially impact the currently disclosed return on invested capital estimates.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost to Date (2)	Estimate to Complete	Total Estimated Cost
Allentown, PA	Expansion	Distribution (C)	Multi-tenant	14.6	37	$9	$76-$81	$85-$90	10-12%	Q2 2025	Q1 2027
Kansas City, MO	Development	Distribution (C)	Multi-tenant	13.5	22	$1	$127 - $133	$128 - $134	10-12%	Q2 2025	Q1 2026
Sydney, Australia	Expansion	Distribution (C)	Multi-tenant	2.8	13	$—	A$42- A$46	A$42- A$46	10-12%	Q1 2026	Q1 2027
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of March 31, 2024.

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions) (1)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
Ormeau	Australia	1	2.1	10	A$36.1	—	9-10%	7/7/2023	Q2 2026
Safeway	New Jersey	1	6.0	17	$37.0	8.9%	9-10%	10/5/2023	Q3 2026
(1)Inclusive of expenses required to integrate and reach stabilization.

Financial Supplement	First Quarter 2024
Unconsolidated Joint Ventures (Investments in Partially Owned Entities)

As of March 31, 2024, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q1 24		Q4 23		Q3 23		Q2 23		Q1 23
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,135,219	R$	1,116,560	R$	1,107,455	R$	1,119,533	R$	1,112,850
Other assets	508,905		490,036		463,194		476,615		466,146
Total assets	1,644,124		1,606,596		1,570,649		1,596,148		1,578,996

Debt	731,429		686,298		646,243		666,362		659,675
Other liabilities	518,764		496,756		500,639		492,444		464,967
Equity	393,931		423,542		423,767		437,342		454,354
Total liabilities and equity	R$	1,644,124	R$	1,606,596	R$	1,570,649	R$	1,596,148	R$	1,578,996

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1994		0.2061		0.1987		0.2089		0.1975
Americold’s pro rata share of debt at BRL/USD rate		$21,877		$21,217		$19,261		$20,880		$19,543

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q1 24		Q4 23		Q3 23		Q2 23		Q1 23
	($’s in thousands)
Revenues	R$	145,274	R$	169,006	R$	161,229	R$	158,418	R$	156,234
Cost of operations	111,612		110,295		110,741		113,467		110,947
Selling, general and administrative expense	7,400		7,523		7,464		8,111		8,658
M&A expense	3,228		(5,677)		4,896		(919)		2,751
Depreciation & amortization	18,654		20,315		19,658		19,846		20,070
Total operating expenses	140,894		132,456		142,759		140,505		142,426
Operating income	4,380		36,550		18,470		17,913		13,808

Interest expense	30,349		31,831		31,292		32,977		32,488
Other expense (income)	(779)		(981)		(906)		(1,532)		(1,799)
Current income tax expense	586		(347)		1,012		890		1,567
Deferred income tax benefit	(634)		124		(732)		(78)		(245)
Non-operating expenses	29,522		30,627		30,666		32,257		32,011
Net gain (loss)	R$	(25,142)	R$	5,923	R$	(12,196)	R$	(14,344)	R$	(18,203)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.2019		0.2019		0.2047		0.2022		0.1927
Americold’s pro rata share of NOI		$1,019		$1,778		$1,550		$1,363		$1,309
Americold’s pro rata share of Net gain (loss)		$(761)		$179		$(374)		$(435)		$(526)
Americold’s pro rata share of Core FFO		$(371)		$309		$73		$(225)		$(177)
Americold’s pro rata share of AFFO		$(159)		$526		$275		$85		$42

Financial Supplement	First Quarter 2024

2024 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of
	May 9, 2024	February 22, 2024
Warehouse segment same store revenue growth (constant currency)	2.5% - 5.5%	2.5% - 5.5%
Warehouse segment same store NOI growth (constant currency)	700 - 750 bps higher than associated revenue	400 - 450 bps higher than associated revenue
Warehouse segment non-same store NOI	$(7)M - $1M	$(3)M - $9M
Transportation and Managed segment NOI	$42M - $47M	$45M - $50M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $23M - $25M and $5M - $7M of Orion amortization)	$247M - $261M	$247M - $261M
Interest expense	$135M - $143M	$141M - $149M
Current income tax expense	$9M - $12M	$9M - $12M
Deferred income tax benefit	$6M - $8M	$6M - $8M
Non real estate depreciation and amortization expense	$109M - $117M	$112M - $118M
Total maintenance capital expenditures	$80M - $90M	$80M - $90M
Development starts (1)	$200M - $300M	$200M - $300M
AFFO per share	$1.38 - $1.46	$1.32 - $1.42
Assumed FX rates	1 ARS = 0.0012 USD 1 AUS = 0.6576 USD 1 BRL = 0.1925 USD 1 CAD = 0.7401 USD 1 EUR = 1.0857 USD 1 GBP = 1.2684 USD 1 NZD = 0.6128 USD 1 PLN = 0.2507 USD	1 ARS = 0.0012 USD 1 AUS = 0.6615 USD 1 BRL = 0.2016 USD 1 CAD = 0.7438 USD 1 EUR = 1.0914 USD 1 GBP = 1.2662 USD 1 NZD = 0.6168 USD 1 PLN = 0.2520 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	First Quarter 2024

Notes and Definitions
We use the following non-GAAP financial measures as supplemental performance measures of our business: NAREIT FFO, Core FFO, Adjusted FFO, EBITDAre, Core EBITDA, net debt to pro-forma Core EBITDA and segment contribution (‘NOI”).
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate and other assets, plus specified non-cash items, such as real estate asset depreciation and amortization impairment charge on real estate related assets and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as NAREIT FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, cyber incident and other, net, goodwill impairment (when applicable), loss on debt extinguishment and termination of derivative instruments, foreign currency exchange loss (gain), gain on legal settlement related to prior period operations, gain or loss from discontinued operations net of tax, impairment of related party receivable, loss on fair put option, and gain from sale of LATAM joint venture. We also adjust for the impact of Core FFO on our share of reconciling items for partially owned entities, and gain from disposition of partially owned entities. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because NAREIT FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of NAREIT FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, amortization of above or below market leases, straight-line rental revenue adjustment, deferred income taxes expense or benefit, stock-based compensation expense, non-real estate depreciation and amortization and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities and discontinued operations. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes, and adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, cyber and other, net, loss from investments in partially owned entities, impairment of indefinite and long-lived assets (when applicable), foreign currency exchange loss or gain, stock-based compensation expense, loss on debt extinguishment and termination of derivative instruments, net gain on other asset disposals, gain on legal settlement related to prior period operations, reduction in EBITDAre from partially owned entities, discontinued operations, impairment of related party loan receivable, and loss on put option. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

NOI is calculated as earnings before interest expense, taxes, depreciation and amortization, and excluding corporate Selling, general, and administrative expense; Acquisition, cyber incident, and other, net; Impairment of indefinite and long-lived assets; gain or loss on sale of real estate and all components of non-operating other income and expense. Management believes that this is a helpful metric to measure period to period operating performance of the business.

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	First Quarter 2024

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 19 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
Net debt to proforma Core EBITDA is calculated using total debt, plus capital lease obligations, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.
We define our “same store” population once annually at the beginning of the current calendar year. Our population includes properties owned or leased for the entirety of two comparable periods with at least twelve consecutive months of normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease, after development or significant modification (e.g., expansion or rehabilitation subsequent to a natural disaster). Acquired properties are included in the “same store” population if owned by us as of the first business day of the prior calendar year (e.g. January 1, 2022) and are still owned by us as of the end of the current reporting period, unless the property is under development. The “same store” pool is also adjusted to remove properties that were sold or entered development subsequent to the beginning of the current calendar year. Beginning January of 2024, changes in ownership structure (e.g., purchase of a previously leased warehouse) will no longer result in a facility being excluded from the same store population, as management believes that actively managing its real estate is normal course of operations. Additionally, management will begin to classify new developments (both conventional and automated facilities) as a component of the same store pool once the facility is considered fully operational and both inbounding and outbounding product for at least twelve consecutive months prior to January 1 of the current calendar year.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, cyber incident and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 30 provide reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 28 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 21 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.